Exhibit 99.1

Stephen Bardin to Join atai Life Sciences as CFO Designate

•	Stephen Bardin will join as CFO Designate on June 27, 2022

•	After a transition period, atai’s current CFO Greg Weaver will be moving into a part time strategic advisory role

NEW YORK and BERLIN, JUNE 17, 2022 @ 7:59 AM EST [NEWSWIRE] // atai Life Sciences N.V., (Nasdaq: ATAI) (“atai” or the “Company”), a clinical stage biopharmaceutical company aiming to transform the treatment of mental health disorders, announced today that Stephen Bardin, currently Senior Vice President of Finance and Operations at BridgeBio Pharma, Inc. (Nasdaq: BBIO) (“BridgeBio”), will be appointed Chief Financial Officer during the third quarter of 2022.

Initially, Mr. Bardin will join the Company as Deputy CFO and CFO Designate on June 27th and will be supported in his transition by current CFO Greg Weaver. Mr. Weaver, after two years of exceptional service to the Company, will subsequently step into a strategic advisory role which is expected to conclude on March 31, 2023.

Mr. Bardin spent nearly three years at BridgeBio, a commercial-stage biopharmaceutical company with a broad pipeline of development programs, where he oversaw a broad range of finance activities and helped raise over USD 2B through a variety of financing transactions. Prior to that, Mr. Bardin held positions focused on finance, operations and corporate development at Myovant Sciences, Inc., Halo Neuroscience, Inc. and the Boston Consulting Group. He holds an M.B.A. from the Stanford Graduate School of Business and graduated summa cum laude from Duke University with a B.S.E. in Biomedical Engineering.

“Stephen’s highly relevant experience and his unique insights into our hub and spoke model of drug development make him the perfect fit for our team. I am thrilled to have him join us on our mission to pioneer the development of highly effective mental health treatments,” said atai Co-Founder and CEO Florian Brand. “We also extend our deepest gratitude to Greg for his achievements in building a strong finance function and his leadership during our successful IPO. We would not be where we are today without him.”

“I am so proud of what we achieved as a team at atai during my tenure over the last two years,” said Mr. Weaver. “With a cash balance of USD 335M (as of March 31, 2022), we have built a company that is very well capitalized and in a uniquely strong position for success given its leadership and diverse pipeline of potentially transformative mental health treatments. I have no doubt that Stephen will be an excellent addition to atai’s leadership team.”

About atai Life Sciences

atai Life Sciences is a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders. Founded in 2018 as a response to the significant unmet need and lack of innovation in the mental health treatment landscape, atai is dedicated to acquiring, incubating, and efficiently developing innovative therapeutics to treat depression, anxiety, addiction, and other mental health disorders.

atai’s business model combines funding, technology, scientific, and regulatory expertise with a focus on innovative compounds, including psychedelic therapy and other drugs with differentiated safety profiles and therapeutic potential. By pooling resources and best practices, atai aims to responsibly accelerate the development of new medicines across its companies to achieve clinically meaningful and sustained behavioral change in mental health patients.

atai’s vision is to heal mental health disorders so that everyone, everywhere can live a more fulfilled life. For more information, please visit www.atai.life.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All statements contained in this press release other than statements of historical fact, including statements regarding our expectations relating to management transition changes and related timelines, our future operating results and financial position, our business strategy and plans and the plans and objectives of management for future operations and capital expenditures, are forward-looking statements. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.

Other risk factors include the important factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by our subsequent filings with the SEC, that may cause our actual results, performance, or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

Any forward-looking statements made herein speak only as of the date of this press release, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations.

Investor Contact

Greg Weaver

Chief Financial Officer

Greg.Weaver@atai.life

Media Contact

Allan Malievsky,

Senior Director, External Affairs

allan@atai.life